Exhibit 99.1

For Immediate Release:

RENT-A-CENTER, INC. ANNOUNCES PRICING OF $450 MILLION OF 6.375% SENIOR UNSECURED NOTES DUE 2029

Plano, Texas, February 4, 2021 - Rent-A-Center, Inc. (the "Company" or "Rent-A-Center") (NASDAQ/NGS: RCII) today announced pricing of the private offering by its wholly-owned subsidiary, Radiant Funding SPV, LLC, of $450 million in aggregate principal amount of 6.375% senior unsecured notes due 2029 (the “Notes”). The Notes will be issued at par value.

Subject to customary closing conditions, the Company anticipates that the offering of the Notes will be completed on February 17, 2021. Rent-A-Center intends to use the net proceeds from this offering, together with borrowings under the Company’s asset based revolving facility and a new term loan facility, to finance the consideration required to effect its merger with Acima Holdings, LLC.

The Notes offering will be made in a private transaction in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), only to persons reasonably believed to be “qualified institutional buyers” in accordance with Rule 144A under the Securities Act and to persons outside the United States in accordance with Regulation S under the Securities Act.

This press release does not and will not constitute an offer to sell or the solicitation of an offer to buy the Notes or any other securities, nor will there be any sale of the Notes or any other securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The Notes and related note guarantees have not been and will not be registered under the Securities Act or any state or other jurisdiction’s securities laws, and may not be offered or sold in the United States to, or for the benefit of, U.S. persons absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable securities laws of any state or other jurisdiction.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. Such forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "could," "estimate," "predict," "continue," "should," "anticipate," "believe," or “confident,” or the negative thereof or variations thereon or similar terminology. However, there can be no assurance that such expectations will occur. Factors that could cause or contribute to such material and adverse differences include, but are not limited to: (1) risks relating to the proposed transaction with Acima, including (i) the inability to obtain regulatory approvals required to consummate the transaction with Acima on the terms expected, at all or in a timely manner, (ii) the ability of the Company to obtain the required debt financing pursuant to its commitment letters and, if obtained, the potential impact of the additional debt on the Company’s leverage ratio, interest expense and other business and financial impacts and restrictions due to the additional debt, (iii) the failure of other conditions to closing the transaction and the ability of the parties to consummate the proposed transaction on a timely basis or at all, (iv) the failure of the transaction to deliver the estimated value and benefits expected by the Company, (v) the incurrence of unexpected future costs, liabilities or obligations as a result of the transaction, (vi) the effect of the announcement of the transaction on the ability of the Company or Acima to retain and hire personnel and maintain relationships with retail partners, consumers and others with whom the Company and Acima do business, (vii) the ability of the Company to successfully integrate Acima’s operations, (viii) the ability of the Company to successfully implement its plans, forecasts and other expectations with respect to Acima’s business after the closing and (ix) other risks and uncertainties inherent in a transaction of this size; (2) the impact of the COVID-19 pandemic and related government and regulatory restrictions issued to combat the pandemic, including adverse changes in such restrictions; (3) market conditions affecting the proposed offering; (4) changes in plans or timing relating to the proposed offering; (5) changes in macroeconomic and market conditions and market volatility (including developments and volatility arising from the COVID-19 pandemic), including interest rates and the effect on the credit markets and access to capital; and (6) the other risks detailed from time to time in the Company's SEC reports, including but not limited to, its Annual Report on Form 10-K for the year ended December 31, 2019 and in its subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, the Company is not obligated to publicly release any revisions to these forward-looking statements to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.